NEWS RELEASE CONTACT: Kent Yee Senior Vice President, CFO www.dxpe.com THE INDUSTRIAL DISTRIBUTION EXPERTS

DXP ENTERPRISES REPORTS THIRD QUARTER 2021 RESULTS

•$289.5 million in sales, 31.5% year-over-year increase
•GAAP diluted EPS of $0.36
•$63.1 million in cash and cash equivalents
•Free cash flow for the quarter of $5.2 million
•Closed the acquisition of Process Machinery and Premier Water

Houston, TX – December 8, 2021 – DXP Enterprises, Inc. (NASDAQ: DXPE) today announced financial results for the third quarter ended September 30, 2021. The following are results for the three and nine months ended September 30, 2021, compared to the three and nine months ended September 30, 2020 and sequentially for the three months ended June 30, 2021, where appropriate. A reconciliation of the non-GAAP financial measures can be found in the back of this press release.

Third Quarter 2021 financial highlights:

•Sales increased 31.5 percent to $289.5 million, compared to $220.2 million for the third quarter of 2020 and $285.7 million for the second quarter of 2021.
•Earnings per diluted share for the third quarter was $0.36 based upon 19.6 million diluted shares, compared to a loss of $1.95 per share in the third quarter of September 30, 2020, based on 17.8 million diluted shares.
•Net income for the third quarter was $7.1 million, compared to a loss of $34.7 million for the prior-year period.
•Adjusted earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA) for the third quarter of 2021 was $18.8 million compared to $22.6 million for the second quarter of 2021 and $13.7 million for the third quarter of 2020.
•Cash flow from operations was $6.6 million, compared to $7.6 million for the second quarter of 2021.
•Free cash flow (cash flow from operations less capital expenditures) for the third quarter of 2021 was $5.2 million, compared to $6.8 million in the second quarter of 2021.
David R. Little, Chairman and CEO commented, “We are pleased to report our third quarter financial results. DXP's third quarter sales included year-over-year increases across all three business segments. Total DXP sales increased sequentially and were essentially flat from a sales per business day standpoint compared to Q2 with continued improvement in gross margins. Service Centers led the way with strong performance across all comparatives. Our improved momentum continued in the third quarter as our DXPeople worked together to manage through supply chain challenges and get in front of rising product costs as we rebound from COVID. With strong contributions from our acquisitions, we delivered another quarter of sales and gross margin improvement.
DXP’s third quarter 2021 sales were $289.5 million, or a 31.5 percent increase year-over-year and an 1.3 percent increase over the second quarter. During the third quarter, sales were $212.5 million for Service Centers, $40.5 million for Supply Chain Services and $36.4 million for Innovative Pumping Solutions. We experienced our first sequential quarter end increase in 10 quarters within the IPS backlog while experiencing a rising oil and gas price environment. Most of our customers and the markets we serve continue to show improvement. We remain encouraged by the sequential increases despite the continued choppiness associated with COVID-19 and the related supply chain issues. We added two acquisitions during the quarter and have more active deals that we expect to close moving into fiscal year 2022. With ongoing positive market trends, a strong acquisition pipeline and steady improvement in our execution and capabilities, we are confident in our ability to deliver strong results to our stakeholders during the remainder of 2021 and beyond. Thank you to all our customers and DXPeople."
Kent Yee, CFO, added, “First, I want to thank McConnell & Jones for working with us to get our third quarter done in a timely manner and putting us in a position to follow suit with our year-end audit. With our filing of our third quarter results, we are now current on all filings. Our third quarter year-over-year sales growth of 31.5 percent and gross margin improvement were great to see. Our financial results reflect our continued focus on our customers and improving market conditions. Sales per business day for the quarter were essentially flat to Q2, going from $4.57 million per day to $4.52 million per day for Q3 and were $4.65 and $4.63 million per day, respectively for the months of October and November. The sequential increase in the IPS backlog was great to see and we anticipate the trend to continue. As of September 30, 2021, we had $63.1 million in cash and cash equivalents. The decrease in cash has been primarily driven by our acquisition activity. We have completed three acquisitions since the four at year-end 2020, as well as executing share repurchases to continue to drive value for all of DXP's stakeholders. We are well on our way into diversifying DXP’s end markets while creating stakeholder value. We turned DXP’s sales growth into a $2.31 per share year-over-

NEWS RELEASE CONTACT: Kent Yee Senior Vice President, CFO www.dxpe.com THE INDUSTRIAL DISTRIBUTION EXPERTS year improvement in earnings per diluted share or $0.36 in earning per diluted share for the third quarter. Total debt outstanding as of September 30, 2021 was $327.5 million with senior leverage of 3.44:1, well under our covenant of 5.50:1. We remain excited by our sales team’s focus on organic sales growth as well as the contributions from recent acquisitions. The teamwork as well as the overall tone at DXP is moving in the right direction and we look forward to continuing the momentum into fiscal 2022, driving organic and acquisition driven growth.”
Financial Strength and Liquidity
Net debt, calculated as total long-term debt, net of cash and cash equivalents, on our balance sheet as of September 30, 2021, was $264.4 million compared to $210.6 million at December 31, 2020. As of September 30, 2021, DXP has approximately $194.0 million in liquidity, consisting of $63.0 million in cash on hand and approximately $131.0 million in availability under our ABL facility.

Non-GAAP Financial Measures
DXP supplements reporting of net income with non-GAAP measurements, including EBITDA, adjusted EBITDA, free cash flow, non-GAAP net income and net debt. This supplemental information should not be considered in isolation or as a substitute for the unaudited GAAP measurements. Additional information regarding EBITDA, adjusted EBITDA, free cash flow and non-GAAP net income referred to in this press release are included below under "Unaudited Reconciliation of Non-GAAP Financial Information."

The Company believes EBITDA provides additional information about: (i) operating performance, because it assists in comparing the operating performance of the business, as it removes the impact of non-cash depreciation and amortization expense as well as items not directly resulting from core operations such as interest expense and income taxes and (ii) the performance and the effectiveness of operational strategies. Additionally, EBITDA performance is a component of a measure of the Company’s financial covenants under its credit facility. Furthermore, some investors use EBITDA as a supplemental measure to evaluate the overall operating performance of companies in the industry. Management believes that some investors’ understanding of performance is enhanced by including this non-GAAP financial measure as a reasonable basis for comparing ongoing results of operations. By providing this non-GAAP financial measure, together with a reconciliation from net income, the Company believes it is enhancing investors’ understanding of the business and results of operations, as well as assisting investors in evaluating how well the Company is executing strategic initiatives. Free Cash Flow reconciles to the most directly comparable GAAP financial measure of cash flows from operations as provided below. We believe Free Cash Flow is an important liquidity metric because it measures, during a given period, the amount of cash generated that is available to fund acquisitions, make investments, repay debt obligations, repurchase company shares, and for certain other activities.

About DXP Enterprises, Inc.
DXP Enterprises, Inc. is a leading products and service distributor that adds value and total cost savings solutions to industrial customers throughout the United States, Canada and Dubai. DXP provides innovative pumping solutions, supply chain services and maintenance, repair, operating and production ("MROP") services that emphasize and utilize DXP’s vast product knowledge and technical expertise in rotating equipment, bearings, power transmission, metal working, industrial supplies and safety products and services. DXP's breadth of MROP products and service solutions allows DXP to be flexible and customer-driven, creating competitive advantages for our customers. DXP’s business segments include Service Centers, Innovative Pumping Solutions and Supply Chain Services. For more information, go to www.dxpe.com.

The Private Securities Litigation Reform Act of 1995 provides a “safe-harbor” for forward-looking statements. Certain information included in this press release (as well as information included in oral statements or other written statements made by or to be made by the Company) contains statements that are forward-looking. These forward-looking statements include without limitation those about the Company’s expectations regarding the impact of the COVID-19 pandemic and the impact of low commodity prices of oil and gas; the Company's expectations regarding the filing of the Form 10-Q; the description of the anticipated changes in the Company's consolidated balance sheet and the results of operations and the Company's assessment of the impact of such anticipated changes; the Company’s business, the Company’s future profitability, cash flow, liquidity, and growth. Such forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future; and accordingly, such results may differ from those expressed in any forward-looking statement made by or on behalf of the Company. These risks and uncertainties include, but are not limited to; decreases in oil and natural gas prices; decreases in oil and natural gas industry expenditure levels, which may result from decreased oil and natural gas prices or other factors; inability of the Company or its independent auditors to complete the work necessary in order to file the Form 10-Q, in the expected time frame; unanticipated changes to the Company's operating results in the Form 10-Q as filed or in relation to prior periods, including as compared to the anticipated changes stated here; unanticipated impact of such changes and its materiality; ability to obtain needed capital, dependence on existing management, leverage and debt service, domestic or global economic conditions, economic risks related to the impact of COVID-19, ability to manage changes and the continued health or availability of management personnel and changes in customer preferences and attitudes. In some cases, you can identify forward-looking statements by terminology such as, but not limited to, “may,” “will,” “should,” “intend,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “goal,” or “continue” or the negative of such terms or other comparable terminology. For more information, review the Company’s filings with the Securities and Exchange Commission. More information on these risks and other potential factors that could affect the Company’s business and financial results is included in the Company’s filings with the SEC, including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s most recently filed periodic reports on Form 10-K and Form 10-Q and subsequent filings. The Company assumes no obligation to update any forward-looking statements or information, which speak as of their respective dates.

NEWS RELEASE CONTACT: Kent Yee Senior Vice President, CFO www.dxpe.com THE INDUSTRIAL DISTRIBUTION EXPERTS

DXP ENTERPRISES, INC. AND SUBSIDIARIES UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS ($ thousands, except per share amounts)
				(Restated)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020

Sales	$289,494	$220,193	$820,772	$772,577
Cost of sales	202,551	158,892	576,921	558,081
Gross profit	86,943	61,301	243,851	214,496
Selling, general and administrative expenses	75,758	53,746	211,587	188,484
Impairment and other charges	—	48,401	—	48,401
Operating income (loss)	11,185	(40,846)	32,264	(22,389)
Other (income) loss	(450)	320	(985)	(381)
Interest expense	5,264	3,752	15,844	12,059
Income (loss) before income taxes	6,371	(44,918)	17,405	(34,067)
Provision for income taxes (benefit)	(565)	(10,143)	2,380	(7,647)
Net income (loss)	6,936	(34,775)	15,025	(26,420)
Net loss attributable to NCI*	(189)	(109)	(590)	(233)
Net income (loss) attributable to DXP Enterprises, Inc.	7,125	(34,666)	15,615	(26,187)
Preferred stock dividend	23	23	68	68
Net income (loss) attributable to common shareholders	$7,102	$(34,689)	$15,547	$(26,255)

Diluted earnings (loss) per share attributable to DXP Enterprises, Inc.	$0.36	$(1.95)	$0.78	$(1.47)

Weighted average common shares and common equivalent shares outstanding	19,550	17,790	19,900	17,743

*NCI represents non-controlling interest

NEWS RELEASE CONTACT: Kent Yee Senior Vice President, CFO www.dxpe.com THE INDUSTRIAL DISTRIBUTION EXPERTS

Business segment financial highlights:

•Service Centers’ revenue for the third quarter was $212.5 million, a 1.4 percent sequential increase and an increase of 28.9 percent year-over-year with a 13.8 percent operating income margin.
•Innovative Pumping Solutions’ revenue for the third quarter was $36.4 million, a sequential decrease of 0.8 percent and an increase of 66.6 percent year-over-year with a 0.8 percent operating income margin.
•Supply Chain Services’ revenue for the third quarter was $40.5 million, a 3.0 percent sequential increase and a increase of 21.2 percent year-over-year with a 7.9 percent operating income margin.

SEGMENT DATA
($ thousands, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
Sales	2021	2020	2021	2020
Service Centers	$212,539	$164,900	$608,542	$501,333
Innovative Pumping Solutions	36,440	21,876	96,411	152,376
Supply Chain Services	40,515	33,417	115,819	118,868
Total DXP Sales	$289,494	$220,193	$820,772	$772,577

				(Restated)
	Three Months Ended September 30,		Nine Months Ended September 30,
Operating Income	2021	2020	2021	2020
Service Centers	$29,381	$22,151	$77,819	$53,531
Innovative Pumping Solutions	277	(2,913)	6,027	16,080
Supply Chain Services	3,181	2,900	8,991	10,008
Total segments operating income	$32,839	$22,138	$92,837	$79,619

Reconciliation of Operating Income for Reportable Segments
($ thousands, unaudited)

				(Restated)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Operating income for reportable segments	$32,839	$22,138	$92,837	$79,619
Adjustment for:
Impairment and other charges	—	48,401	—	48,401
Amortization of intangibles	4,238	3,053	12,690	9,296
Corporate expenses	17,416	11,530	47,883	44,311
Total operating income	$11,185	$(40,846)	$32,264	$(22,389)
Interest expense	5,264	3,752	15,844	12,059
Other (income) loss	(450)	320	(985)	(381)
Income before income taxes	$6,371	$(44,918)	$17,405	$(34,067)

NEWS RELEASE CONTACT: Kent Yee Senior Vice President, CFO www.dxpe.com THE INDUSTRIAL DISTRIBUTION EXPERTS

Unaudited Reconciliation of Non-GAAP Financial Information
($ thousands, unaudited)

The following table is a reconciliation of EBITDA and Adjusted EBITDA, a non-GAAP financial measure, to income before taxes, calculated and reported in accordance with U.S. GAAP.

				(Restated)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Income before income taxes	6,371	(44,918)	17,405	(34,067)
Plus: interest expense	5,264	3,752	15,844	12,059
Plus: depreciation and amortization	6,486	5,304	20,070	17,294
EBITDA	$18,121	$(35,862)	$53,319	$(4,714)

Plus: NCI loss income before tax*	190	183	787	233
Plus: Impairment and other charges	—	48,401	—	48,401
Plus: stock compensation expense	514	983	1,354	2,870
Adjusted EBITDA	$18,825	$13,705	$55,460	$46,790
* NCI represents non-controlling interest

NEWS RELEASE CONTACT: Kent Yee Senior Vice President, CFO www.dxpe.com THE INDUSTRIAL DISTRIBUTION EXPERTS

DXP ENTERPRISES, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
($ thousands, except per share amounts)

		(Restated)
	September 30, 2021	December 31, 2020
ASSETS
Current assets:
Cash	$63,043	$119,328
Restricted cash	91	91
Accounts receivable, net of allowances for doubtful accounts	205,817	166,941
Inventories	106,376	97,071
Costs and estimated profits in excess of billings	17,714	18,459
Prepaid expenses and other current assets	6,444	4,548
Federal income taxes receivable	10,906	2,987
Total current assets	$410,391	$409,425
Property and equipment, net	51,756	56,899
Goodwill	308,880	261,767
Other intangible assets, net of accumulated amortization	83,589	80,088
Operating lease right-of-use assets	53,233	55,188
Other long-term assets	5,108	4,764
Total assets	$912,957	$868,131

LIABILITIES AND EQUITY
Current liabilities:
Current maturities of long-term debt	$3,300	$3,300
Trade accounts payable	91,385	64,849
Accrued wages and benefits	26,597	20,621
Customer advances	7,652	3,688
Billings in excess of costs and estimated profits	891	4,061
Current-portion operating lease liabilities	18,213	15,891
Other current liabilities	40,583	34,729
Total current liabilities	$188,621	$147,139
Long-term debt, less unamortized debt issuance costs	315,920	317,139
Long-term operating lease liabilities	35,478	38,010
Other long-term liabilities	3,097	2,930
Deferred income taxes	8,501	1,777
Total long-term liabilities	$362,996	$359,856
Total Liabilities	$551,617	$506,995
Equity:
Total DXP Enterprises, Inc. equity	361,132	360,338
Non-controlling interest	208	798
Total Equity	$361,340	$361,136
Total liabilities and equity	$912,957	$868,131

NEWS RELEASE CONTACT: Kent Yee Senior Vice President, CFO www.dxpe.com THE INDUSTRIAL DISTRIBUTION EXPERTS

Unaudited Reconciliation of Non-GAAP Financial Information
($ thousands, unaudited)

The following table is a reconciliation of free cash flow, a non-GAAP financial measure, to cash flow from operating activities, calculated and reported in accordance with U.S. GAAP.

				(Restated)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020

Net cash from operating activities	$6,625	$30,476	$22,831	$92,240
Less: purchases of property and equipment	(1,458)	(1,397)	(2,984)	(6,530)
Plus: proceeds from sales of property and equipment	—	—	1,297	123
Free cash flow	$5,167	$29,079	$21,144	$85,833

Note: Supplemental non-cash items include share repurchases which have been excluded.